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                                                                Exhibit 99.1


                                                         Hewlett-Packard Company
news                                           [LOGO]    3000 Hanover Street
                                                         Mail Stop 20BJ
                                                         Palo Alto, CA 94304
                                                         www.hp.com

Editorial Contacts:          HP UPDATES GUIDANCE                    PR072601GP34

Dave Berman, HP              Announces 6,000 Job Cuts
+1 650 857 7277
DAVE_BERMAN@HP.COM

Suzette Stephens, HP
+1 650 236 5127
SUZETTE_STEPHENS@HP.COM

PALO ALTO, Calif., July 26, 2001 -- Based on deteriorating global economic conditions and related weakness in technology spending, particularly in the consumer sector, Hewlett-Packard Company (NYSE:HWP) today announced it expects to report a revenue decline of 14% to 16% year over year for its fiscal third quarter ending July 31, 2001, including a 3% negative currency impact.

"Economies around the world continue to weaken as we move through the quarter," said Carly Fiorina, HP chairman and chief executive officer. "Our consumer business is being particularly hard hit with revenues expected to be down 24%. On the other hand, our outsourcing and consulting businesses are expected to grow 20% and 9%, respectively, in U.S. dollars, 25% and 15% in constant currency; and our support business is expected to post gains of 4% in U.S. dollars and 9% in constant currency."

Due to competitive pricing pressures and weak volume, gross margins are now expected to be in the 25.0% to 25.5% range.

"We continue to take decisive actions to improve our cost structure by simplifying our organizational model, prioritizing strategic investments, and retaining the right skills base for the future," said Fiorina. "For this reason, we plan to eliminate approximately 6,000 additional jobs, with a majority of the cuts occurring during the fourth quarter. This will result in a savings of about $500 million annually. These reductions are incremental to the actions we've already taken in the areas of marketing restructuring and management span of control and do not include the impact of outsourcing and divestiture decisions.



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July 26, 2001
Page 2

"At the same time, we continue to make important strategic choices. During the quarter, we completed the sale of Verifone and announced our intent to acquire Comdisco's business continuity services business and StorageApps Inc."

HP also has taken additional short-term actions to control expenses. One example is a voluntary payroll savings program implemented during the third quarter. More than 80,000 HP employees signed up and a savings of approximately $130 million is expected for the remainder of the fiscal year.

As a result of this and other expense control measures, HP expects expenses to be down 2% to 4% sequentially.

A conference call with Fiorina will begin today at 9 a.m. EDT, 6 a.m. PDT. A replay of the call will be available at 8 a.m. PDT today through 6 p.m. PDT Friday, July 27. To listen to the conference call replay, call +1 858 812 6440. The reservation number is 19453005.

ABOUT HP

Hewlett-Packard Company -- a leading global provider of computing and imaging solutions and services -- is focused on making technology and its benefits accessible to all. HP had total revenue from continuing operations of $48.8 billion in its 2000 fiscal year. Information about HP and its products can be found on the World Wide Web at HTTP://WWW.HP.COM.

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July 26, 2001
Page 3

This news release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31, 2000, and subsequently filed reports. HP assumes no obligation and does not intend to update these forward-looking statements.